Exhibit 32
CERTIFICATION

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of Omnicom Group Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned offices of Omnicom Group Inc. certifies that, to such officer's knowledge:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Omnicom Group Inc. as of the dates and for the periods expressed in the Report.

Executed as of October 18, 2012.

/s/ John D. Wren

Name:	John D. Wren
Title:	Chief Executive Officer and President

/s/ RANDALL J. WEISENBURGER

Name:	Randall J. Weisenburger
Title:	Executive Vice President and Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Omnicom Group Inc. specifically incorporates it by reference.